Exhibit 4.1

MALLINCKRODT PLC

(in the process of changing its name to Keenova Therapeutics plc)

2025 Preferred Share Terms

This document sets out the terms of a series of Preferred Shares of US$0.001 each issued pursuant to Article 3(d) of the Articles of Association of Mallinckrodt plc (the “Company”) issued pursuant to the authority granted by a resolution of the board of directors of the Company on September 10, 2025 to be known as the “2025 Preferred Shares”.

1.	Dividends: the 2025 Preferred Shares do not carry the entitlement to a dividend and the holders of the 2025 Preferred Shares shall have no right, in their capacity as holders of the 2025 Preferred Shares, to participate in any dividends declared and paid by the Company.

2.	Attendance and Voting at General Meetings: the 2025 Preferred Shares do not carry the right to attend, speak or vote at general meetings of the Company, and the holders of the 2025 Preferred Shares shall have no right, in their capacity as holders of the 2025 Preferred Shares, to receive notice of any general meeting of the Company nor to attend, speak or vote at any such meeting.

3.	Capital: the holders of the 2025 Preferred Shares shall have the right to a return of capital on a dissolution, liquidation or winding up of the Company, such entitlement to be limited to the repayment of the amount paid up or credited as paid up in respect of the nominal capital on the 2025 Preferred Shares and shall be paid in priority to any repayment of capital to the holders of Ordinary Shares in the Company following an initial US$10,000,000,000 (ten billion United States dollars) having first been paid in aggregate to the holders of the Ordinary Shares in the Company. The holders of the 2025 Preferred Shares shall not be entitled to any further participation in the assets or profits of the Company upon a dissolution, liquidation or winding up.

4.	Listing: the 2025 Preferred Shares shall not be listed on any stock exchange or multi-lateral trading facility, nor will any share certificates be issued in respect of such shares.

5.	Transferability and Staple Condition:

5.1	Transferability: The 2025 Preferred Shares shall be transferable subject to (i) the provisions of the Companies Act 2014 and the Articles of Association relating to transfer, including without limitation section 174 of the Companies Act 2014 and article 25 of the Articles of Association; and (ii) compliance with the Staple Condition (as determined by the board of directors of the Company at its discretion), but shall not otherwise be transferrable and no 2025 Preferred Share shall be transferred or transferrable (and no such transfer shall be registered) save where compliance with (i) and (ii) has occurred);

5.2	Staple Condition: “Staple Condition” means that for each 45,564 2025 Preferred Shares proposed to be transferred by a holder of such shares, one Ordinary Share held by the same holder shall also be transferred, rounded up or down to the nearest whole number of Ordinary Shares, and in each case to the same transferee and at the same time, and subject always to each such transfer being in compliance with the provisions of the Companies Act 2014 and the Articles of Association relating to transfer including without limitation section 174 of the Companies Act 2014 and article 25 of the Articles of Association.

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5.3	Mandatory Transfer: at any time that a holder of 2025 Preferred Shares transfers Ordinary Shares, such holder shall be required to transfer 45,564 2025 Preferred Shares for each one Ordinary Share so transferred, rounded up or down to the nearest whole number of Ordinary Shares, to the same transferee and at the same time, and such holder shall be required to procure that such transfer is in compliance with the provisions of the Companies Act 2014 and the Articles of Association relating to transfer including without limitation section 174 of the Companies Act 2014 and article 25 of the Articles of Association.

5.4	Minimum Transfer Requirement: The 2025 Preferred Shares may only be transferred in blocks of 45,564 and not any number greater or lesser than that. Any proposed transfer of 2025 Preferred Shares that does not equal 45,564 or a multiple of 45,564 shall be considered void.

6.	Redemption:

6.1	Redemption: The 2025 Preferred Shares are redeemable at the option of the Company, acting by the Directors in their absolute discretion, at any time for (i) nil consideration; or (ii) such other consideration as shall be determined by the Directors in their absolute discretion (including any price that is less than, equal to or greater than the nominal value of the 2025 Preferred Shares) (“Redemption Consideration”), and such Redemption Consideration may be in cash or in the form of specific assets or entitlements (as determined by the Directors) (“In Specie Consideration”), with the ability for each holder to receive a particular form of consideration being subject to such additional requirements and/or conditions as may be set by the Directors from time to time. The holders of the 2025 Preferred Shares shall not have any entitlement to require the redemption or acquisition of the 2025 Preferred Shares by the Company.

6.2	Back-Stop Redemption: Unless previously redeemed, the 2025 Preferred Shares shall automatically be redeemed in their entirety for nil consideration on the date falling 90 days after the date of issuance of the 2025 Preferred Shares save where the Directors determine otherwise (at their sole discretion) prior to such date; provided that the Directors may, prior to such date, determine to amend such date to a later date and may exercise this power of extension on more than one occasion for successive extensions at their discretion.

6.3	In Specie Consideration: Where the Directors determine to redeem 2025 Preferred Shares for In Specie Consideration:

(a)	the Redemption Consideration may be in the form of such assets or property of the Company or an entitlement (or chose in action or right pertaining to) to such assets or property of the Company, as may be determined by the Directors, including shares, stocks, debentures or securities in any subsidiary of the Company or an entitlement to such shares, stocks, debentures or securities, in each case subject to such additional requirements and/or conditions as may be determined by the Directors for the receipt of such shares, stocks, debentures or securities;

(b)	where Directors determine that any difficulty arises in regard to the payment or settlement of the In Specie Consideration, including where such distribution would be unlawful under applicable securities laws or would require registration, or the preparation of a prospectus or other regulated document or filing, pursuant to applicable securities law, or would require additional actions to be taken in respect of the verification of the status of holders, the Directors may settle the same as they think expedient, and in particular may (i) fix the value for In Specie Consideration or any part thereof and may determine that cash payments shall be made to any holders or class of holders determined by the Directors upon the footing of the value so fixed, in order to adjust the rights of all the parties (and provided always that the Directors may determine that the receipt of such cash payment alternative shall be subject to such requirements or conditions as the Directors may determine, including in respect of the certification by the holders (or underlying beneficiaries or indirect or economic holders, or such other persons as the Directors may determine) of their status for regulatory purposes including through a website, by PDF and/or using electronic signatures), or the provision of other evidence satisfactory to the Directors in connection with such status); and (ii) vest any specific assets which relate to the In Specie Consideration (including any asset which is the subject of an entitlement comprising the In Specie Consideration) in trustees, escrow or other administrative arrangement as may seem expedient to the Directors; and

(c)	the Directors may determine that the In Specie Consideration may include an entitlement to Residual Assets, being a contingent entitlement to a pro rata share of the Residual Assts (if any) for those holders who have satisfied the relevant requirements or conditions to receiving the In Specie Consideration (or any entitlement comprised therein) or in the case of holders who the Directors have determined should receive a cash payment pursuant to Clause 6.3(b), a contingent entitlement to a cash payment equivalent to the value fixed under Clause 6.3(b) as it applies to the Residual Assets.

6.4	Notice of Intention to Redeem: The Directors may at any time issue a notice of intention to redeem some or all of the 2025 Preferred Shares to the holders (a “Notice of Intention to Redeem”) setting out the proposed terms of redemption of 2025 Preferred Shares, the proposed Redemption Consideration (including calculated by reference to a formula, entitlement, cash and/or In Specie Consideration or any combination of the foregoing), any steps or actions to be taken by holders in respect of the proposed redemption (including certification for securities law purposes or the satisfaction of other conditions relating to the consideration or an entitlement to the consideration, any proposed settlement, trustee, escrow, certification or other administrative arrangements envisaged by Clause 6.3(b) of these terms or otherwise determined by the Directors, the record date for the entitlement to receive the Redemption Consideration (being any date on or after the Directors decision to issue the Notice of Intention to Redeem) (the “Redemption Record Date”), the proposed date on which the proposed redemption is to occur (the “Redemption Closing Date”) (which may be a specified date, or by reference to a long-stop date with the Directors being empowered to notify of an earlier date prior to such long-stop date on not less than 12 hours’ prior notice published on the website of the Company), any Expiry Date (within the meaning of Clause 6.7(b)(iii)) relating to the redemption, and any other information which the Directors consider necessary or desirable in connection with the proposed redemption; provided that any Notice to Redeem shall not bind or require the Company to proceed with the proposed redemption (and the occurrence of the proposed redemption shall always be conditional on the issuance of a Redemption Notice), and provided further that any Notice to Redeem shall be capable of amendment or revocation by the Directors at any time and any the issuance of a Notice of Intention to Redeem shall not be a required condition to the issuance of a Redemption Notice.

6.5	Redemption Notice: The redemption of the 2025 Preferred Shares may be effected by the issuance of a notice by the Company to the holders (a “Redemption Notice”), with the effective time of the redemption being the time specified in the Redemption Notice, or if no such time is specified, with effect from the time of issuance of the Redemption Notice. The issuance of a Notice of Intention to Redeem is not required for the issuance of a Redemption Notice, but where the redemption that is the subject of a Redemption Notice has been the subject of a Notice of Intention to Redeem, the Redemption Notice may reference the prior Notice of Intention to Redeem.

6.6	Redemption Record Date: the record date for the entitlement to receive consideration in respect of a redemption of the 2025 Preferred Shares shall be the Redemption Record Date as specified in the Notice of Intention to Redeem, or where no Notice of Intention to Redeem has been in issued in respect of the redemption, such record date as the Directors may determine (being any date on or after the Directors decision to set such date), in each case subject to such amendments as the Directors may subsequently determine prior to the redemption.

6.7	Consideration and Settlement Arrangements:

(a)	Redemption Consideration may be in one or more installments, or an entitlement the proceeds of which are receivable in one or more installments, in each case as may be determined by the Directors.

(b)	Where the receipt of Redemption Consideration is subject to requirements or conditions, or where the Redemption Consideration is in the form of an entitlement requiring further requirements or conditions to be satisfied prior to the exercise of such entitlement, the Directors may:

(i)	complete the redemption pursuant to the Redemption Notice and put in place such arrangements as they consider appropriate or expedient for the cash, assets or entitlements which are (or are the subject of) the Redemption Consideration to be placed into trust, escrow or other administrative arrangements, to be settled pending the satisfaction of the relevant requirements or conditions (“Administrative Arrangements”), provided always that the effectiveness of the redemption of the 2025 Preferred Shares shall for all purposes be effective on the date determined by the Redemption Notice irrespective of such Administrative Arrangements and whether or not a holder satisfies the relevant requirements or conditions;

(ii)	amend or vary the terms of any Administrative Arrangements at any time, including following the Redemption Closing Date;

(iii)	set an expiry date by which the relevant requirements or conditions must be satisfied, following which the entitlement to receive the Redemption Consideration shall expire and lapse, or where Redemption Consideration is in the form of an entitlement, the expiry date for the satisfaction of the relief requirements for conditions pertaining to the satisfaction of such entitlement (each an “Expiry Date”); provided always that the effectiveness of the redemption of the 2025 Preferred Shares shall for all purposes be effective on the date determined by the Redemption Notice irrespective of the occurrence of any such expiry and lapse (with the Redemption Consideration being paid and discharged in full for all purposes on the Redemption Closing Date and constituting good and valuable consideration for such redemption on the Redemption Closing Date) and provided further that in the absence of an Expiry Date being set in either the Notice of Intention to redeem or the Redemption Notice, such Expiry Date shall be 12 months after the date of the redemption of the relevant 2025 Preferred Shares determined by the Redemption Notice; and

(iv)	where any assets (including shares, stocks, securities or entitlements) which were the subject of any In Specie Consideration remain held pursuant to the Administrative Arrangements following the Expiry Date (“Residual Assets”), the Directors may provide for the distribution of such Residual Assets to the holders at the Record Date who have satisfied the relevant requirements or conditions pertaining to receiving such assets pro rata to their holding of 2025 Preferred Shares, and such arrangements may be provided for by the Directors within the terms of Notice of Intention to Redeem or the Redemption Notice (whether as a contingent entitlement in respect of In Specie Consideration or otherwise) or subsequently, and the Directors may further provide (at their discretion) in the case of holders who have satisfied the relevant requirements or conditions to receiving a cash alternative for the In Specie Consideration (pursuant to the arrangements envisaged by Clause 6.3(b)) to receive a supplemental cash amount proportionate to the additional value of the Residual Assets received pursuant to this Clause provided that the Directors may approve an interim discharge of part or all (as the case may be) of the Residual Assets (or supplemental cash amount) prior to the Expiry Date as one or more interim discharges where they are satisfied that it has been established with certainty that such specified amount of the Residual Assets (or supplemental cash amount) will fall for allocation or payment after the Expiry Date.

(c)	Article 120 of Articles of Association shall apply in respect of the payment and settlement of any cash component of the Redemption Consideration (including any cash alternative for holders in respect of In Specie Consideration).

7.	Put Rights: the holder of the Preferred Shares shall not have any put rights in respect of the 2025 Preferred Shares as against the Company or otherwise.

8.	Transfer or Redemption Arrangements:

8.1	The provisions of Article 20(a) shall apply in respect of any transfer of 2025 Preferred Shares referred to, envisaged by or required by these terms, including pursuant to Clause 5.

8.2	The Directors, the Company Secretary, or any person authorized by any of them, have the irrevocable authority to authorize and instruct the Company Secretary (or any other person appointed for the purpose by the Directors) or any registrar, transfer agent or other service provider of the Company to redeem or acquire the 2025 Preferred Shares and to execute and deliver (including on behalf of the Company or as agent on behalf of any holder of 2025 Preferred Shares) such documents as are necessary, desirable or expedient in connection with such redemption.

9.	General

9.1	Unless otherwise provided in these terms:

(a)	“Articles of Association” means the articles of association of the Company from time to time, and “Article” means an article of the Articles of Association;

(b)	a “Clause” unless otherwise specified, is a reference to a clause of these terms;

(c)	“holder” shall have the same meaning as set out in the Articles of Association, and in respect of these terms means a holder of the 2025 Preferred Shares;

(d)	“Ordinary Shares” means the ordinary shares, par value $0.01 per share, of the Company; and

(e)	“terms” means these terms of the 2025 Preferred Shares.

9.2	The rule known as the ejusdem generis rule shall not apply to these terms and accordingly general words introduced by the word “other”, “including”, “include” or “in particular” or any similar expression shall not be given a restrictive meaning because of the fact that they are preceded by words indicating a particular class of acts, matters or things and shall be construed as illustrative and shall not limit the sense of the words preceding those terms. References in these terms to any action, function or power by or of the Directors means a decision, or action, function or power taken pursuant to a decision, of the board of Directors of the Company (whether in writing or at a meeting of the Directors), or pursuant to any such decision or any delegation granted by such a decision;

9.3	Any action, function or power of the Company referred to in these terms shall be exercisable by the Directors.

9.4	These terms and any dispute or claim arising out of or in connection with it or its subject matter, formation, existence, negotiation, validity, termination or enforceability (including non-contractual obligations, disputes or claims) shall be governed by and construed in accordance with the laws of Ireland.

9.5	These terms are without prejudice or limitation of any rights, powers or entitlements of the Company exercisable by the Directors arising pursuant to the Articles of Association, applicable law, or otherwise, and whether in respect of the 2025 Preferred Shares or otherwise.

9.6	Any process established by the Directors in relation to the certification of regulatory status, or any other process relating to these terms or the redemption of the 2025 Preferred Shares, may, when the Directors so determine provide or permit for such certification, or relevant document or process, to be executed in paper or by electronic format including through a website, by PDF and/or using electronic signatures.

9.7	If at any time any provision of these terms is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

(a)	the legality, validity or enforceability in that jurisdiction of any other provision of these terms; or

(b)	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of these terms.

9.8	If any invalid, unenforceable or illegal provision of these terms would be valid, enforceable and legal if some part of it were deleted, the Directors are authorised to amend these terms such that, as amended, it is legal, valid and enforceable.

9.9	These terms may be amended by the Directors at any time, subject to compliance with the mandatory requirements of applicable law.

Date: 8 October 2025